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Exhibit 23.1              Consent of R.E. Bassie & Co., P.C., independent
                          certified public accountant


CONSENT OF INDEPENDENT AUDITORS:

The Board of Directors
Comtech Consolidation Group, Inc.

We consent to the incorporation by reference in this Registration Statement of Comtech Consolidation Group, Inc. on Form S-8 of our report dated March 24, 2000, appearing in the Annual Report on Form 10-KSB of Comtech Consolidation Group, Inc. for the year ended December 31, 1999.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ R.E. Bassie and Co., P.C.


Houston, Texas
March 19, 2001